                                                                         EX-23.2

                           CONSENT OF BDO SEIDMAN, LLP

                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

VitalWorks Inc.
Ridgefield, Connecticut

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 9, 2001 (except for Note 15, which is as of March 8, 2001), relating to the consolidated financial statements and schedules of VitalWorks Inc., formerly InfoCure Corporation, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP
New York, New York
November 2, 2001